Exhibit 99.1

APAC Customer Services Announces Second Quarter 2009 Results

  2Q revenue increases 8.8%
  2Q gross margin rises to 23.3%
  2Q net income grows to $0.14 per diluted share
  Ends 2Q with $9.6 million in cash and no outstanding borrowings

BANNOCKBURN, Ill.--(BUSINESS WIRE)--August 4, 2009--APAC Customer Services, Inc. (Nasdaq: APAC), a leading provider of customer care services and solutions, today reported financial results for its second fiscal quarter ended June 28, 2009.

Revenue for the 2009 second quarter rose 8.8% to $66.0 million from $60.7 million in the 2008 second quarter. Gross profit for the 2009 second quarter was $15.4 million, or 23.3%, compared to $10.7 million, or 17.7%, in the prior year period. The company reported net income of $7.7 million, or $0.14 per diluted share, compared to a net loss of $63,000, or $0.00 per diluted share, in the prior year quarter. The company does not expect to owe any U.S. federal income tax in 2009 due to its net operating loss carryforward and other tax credits. Second quarter 2009 adjusted EBITDA was $10.8 million compared to $6.0 million in the 2008 second quarter.

“APAC delivered another solid quarter with increased earnings per share, strong operating cash flows and a greatly strengthened balance sheet,” said President and CEO Mike Marrow. “We are especially pleased that while enhancing our value delivery and service quality for our clients and winning new business, we improved both our gross and operating margins and kept expenses steady. Also significant, we ended the quarter having paid off all of our debt and with almost $10 million in cash.

"We’ve been gaining momentum as the year has progressed and are now ramping up several new assignments with both existing and new logo clients that will enhance our growth rates in the back half of 2009. These include assignments for a major media corporation, a major financial institution and a global wireless provider. We are also pursuing a number of new business opportunities, some of which we believe have the potential to come to fruition this year. The increased level of activity illustrates the effectiveness of our strengthened sales team combined with ongoing operational execution.”

“Reflecting these positive developments, we are raising the financial guidance we provided in May 2009,” said Senior Vice President and CFO Andrew Szafran. “Based on current conditions, we expect year-over-year revenue growth to be in the low double-digits to mid-teens, versus our previous guidance of high single-digit to low double-digit growth. We also expect full-year EPS for 2009 to be in the range of $0.60 - $0.65, versus our previous EPS guidance of $0.55 - $0.60.”

Debt and Liquidity

As of the end of the 2009 second quarter, the company had $9.6 million in cash on its balance sheet and no outstanding borrowings. Net capital expenditures during the 2009 second quarter were $2.1 million compared to $2.0 million in the prior year period.

Second Quarter 2009 Conference Call

Management of APAC Customer Services will hold a conference call, including a visual presentation on the company’s website, to discuss financial results on Wednesday, August 5, 2009, at 10:00 a.m. Central Time (11:00 am ET). To participate in the live call by telephone, please dial (719) 457-2621 and reference APAC’s earnings call. No pass code is required.

The conference call, including the visual presentation, will be available live in the Investor Relations section of APAC Customer Services’ web site at http://www.apaccustomerservices.com. Please access the site at least 15 minutes prior to the scheduled start time in order to download the required audio software (RealPlayer or Windows Media Player). Information regarding the reconciliation of our non-GAAP measures to our GAAP results will be posted on our website at http://www.apaccustomerservices.com.

A replay of the webcast and visual presentation will be accessible through the company's website for 30 days following the live event. For those unable to listen to the call via the Internet, a replay of the call will be available until 11:00 p.m. Central Time (midnight ET) on Thursday, August 6, 2009, by dialing (719) 457-0820. The pass code for the replay is #2204231.

About APAC Customer Services, Inc.

APAC Customer Services, Inc. (NASDAQ: APAC) is a leading provider of customer care services and solutions to market leaders in healthcare, business services, communications, media & publishing, travel & entertainment and financial services industries. APAC partners with its clients to deliver custom solutions that enhance bottom-line performance. For more information, call 1-800-OUTSOURCE. APAC's comprehensive web site is at http://www.apaccustomerservices.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the company's management. The company intends its forward-looking statements to speak only as of the date on which they were made. The company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

The following factors, among others, could cause the company’s actual results to differ from historic results or those expressed or implied in the forward-looking statements: its revenue is generated from a limited number of clients and the loss of one or more significant clients or reduction in demand for services could have a material adverse effect on the company; the performance of its clients and general economic conditions; its financial results depend on the ability to effectively manage production capacity and workforce; the terms of its client contracts; its ability to sustain profitability; its availability of cash flows from operations and compliance with debt covenants and funding requirements under the company’s credit facility; its ability to conduct business internationally, including managing foreign currency exchange risks; its principal shareholder can exercise significant control over the company; and its ability to attract and retain qualified employees.

Other reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the company's Annual Report on Form 10-K for the fiscal year ended December 28, 2008 and its subsequent filing on Form 10-Q for the fiscal quarter ended March 29, 2009. Our filings are available under the investor relations section of our website at http://www.apaccustomerservices.com and on a website maintained by the SEC at http://www.sec.gov.

About Non-GAAP Financial Measures

To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we use the following measures defined as non-GAAP measures: EBITDA and adjusted EBITDA. The presentation of these non-GAAP measures is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP or as a measure of liquidity. The items excluded from these non-GAAP financial measures are significant components of our financial statements and must be considered in performing a comprehensive assessment of our overall financial results. The company expects to use consistent methods for computation of non-GAAP financial measures. Its calculations of non-GAAP financial measures may not be consistent with calculations of similar measures used by other companies.

We believe that these non-GAAP financial measures provide meaningful supplemental information and are useful in understanding our results of operations and analyzing of trends because they exclude certain charges such as interest, taxes and depreciation and amortization expenses. We also believe that these non-GAAP financial measures are useful to investors and analysts in allowing for greater transparency with respect to the supplemental information used by us in our financial and operational decision-making. In addition, we believe investors, analysts and lenders benefit from referring to these non-GAAP measures when assessing our performance and expectations of our future performance. However, this information should not be used as a substitute for our GAAP financial information; rather it should be used in conjunction with financial statement information contained in our Condensed Consolidated Financial Statements prepared in accordance with GAAP.

The accompanying notes to selected financial and statistical data have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. More information on certain of these non-GAAP financial measures can be found in the company's Annual Report on Form 10-K for the fiscal year ended December 28, 2008 and its subsequent filing on Form 10-Q for the fiscal quarter ended March 29, 2009.

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended *			Twenty-Six Weeks Ended*

	June 28,	June 29,	Fav (Unfav)	June 28,	June 29,	Fav (Unfav)
	2009	2008	%	2009	2008	%

Net revenue	$66,042	$60,710	9%	$139,288	$124,227	12%
Cost of services	50,638	49,978	(1)	105,334	105,724	0
Gross profit	15,404	10,732	44	33,954	18,503	84

Operating expenses:
Selling, general and administrative
expenses	7,596	7,827	3	15,350	16,395	6
Restructuring and other charges	7	437	98	(49)	2,778	102
Total operating expenses	7,603	8,264	8	15,301	19,173	20

Operating income (loss)	7,801	2,468	216	18,653	(670)	N/M
Other income	(23)	(142)	(84)	(30)	(174)	(83)
Interest (income) expense, net	(47)	2,673	102	42	3,595	99

Income (loss) before income taxes	7,871	(63)	N/M	18,641	(4,091)	556

Income tax provision	135	-	N/M	286	-	N/M
Net income (loss)	$7,736	$(63)	N/M	$18,355	$(4,091)	549%

Net income (loss) per share:
Basic	$0.15	$-		$0.36	$(0.08)
Diluted	$0.14	$-		$0.34	$(0.08)

Weighted average number of
shares outstanding:
Basic	51,404	50,393		51,111	50,307
Diluted	54,567	50,393		53,241	50,307

* We operate on a 4/4/5 week fiscal month and 13 week fiscal quarter that ends on the Sunday closest to June 30.
N/M - Percentage change is not meaningful

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	June 28,	Dec 28,
Assets	2009 *	2008 **

Current Assets:
Cash and cash equivalents	$9,605	$618
Accounts receivable, net	32,166	31,547
Other current assets	4,991	3,515
Total current assets	46,762	35,680

Property and equipment, net	23,535	22,664

Goodwill and intangibles, net	15,568	16,772

Other assets	1,547	1,448

Total assets	$87,412	$76,564

Liabilities and Shareholders' Equity

Current Liabilities:
Short-term debt	$-	$6,100
Accounts payable and other accrued liabilities	27,921	31,129
Total current liabilities	27,921	37,229

Other liabilities	3,216	3,915

Commitments and contingencies	-	-

Total shareholders' equity	56,275	35,420

Total liabilities and shareholders' equity	$87,412	$76,564

* We operate on a 4/4/5 week fiscal month and 13 week fiscal quarter that ends on the Sunday closest to June 30.
**We operate on a 52/53 week fiscal year that ends on the Sunday closest to December 31.

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Twenty-Six Weeks Ended*
	June 28,	June 29,
	2009	2008

Operating activities:
Net income (loss)	$18,355	$(4,091)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	5,782	6,422
Stock compensation expense	219	844
Amortized gain on sale leaseback	(47)	(63)
Gain on sale of property and equipment	(1)	(1)
Non-cash warrant issuances	-	215
Income taxes payable	283	-
Changes in operating assets and liabilities	(6,489)	11,137
Net cash provided by operating activities	18,102	14,463

Investing activities:
Purchases of property and equipment, net	(5,467)	(2,786)
Net proceeds from sale of property and equipment	1	8
Net cash used in investing activities	(5,466)	(2,778)

Financing activities:
Net payments on long-term debt	-	(14,000)
Net (payments) borrowings under revolving credit facility	(6,100)	5,436
Payment of financing costs	-	(947)
Stock option transactions including related excess income tax benefits	1,771	82
Net cash used in financing activities	(4,329)	(9,429)

Effect of exchange rate changes on cash	680	(2,049)

Net change in cash and cash equivalents	8,987	207
Cash and cash equivalents:
Beginning balance	618	1,426

Ending balance	$9,605	$1,633

* We operate on a 4/4/5 week fiscal month and 13 week fiscal quarter that ends on the Sunday closest to June 30.

APAC Customer Services, Inc. and Subsidiaries
Selected Financial and Statistical Information
(Dollars in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended (1)			Twenty-Six Weeks Ended (1)

	June 28,	June 29,		June 28,	June 29,
	2009	2008	Fav (Unfav)	2009	2008	Fav (Unfav)

Selected Financial Information :

Revenue	$66,042	$60,710	9%	$139,288	$124,227	12%

Net income (loss)	7,736	(63)	N/M	18,355	(4,091)	549%

EBITDA (2)	10,777	5,561	94%	24,465	5,926	313%

Adjusted EBITDA (2)	10,784	5,998	80%	24,416	8,704	181%

Statistical Information:

Number of customer care centers	13	12	1	13	12	1

End of period number of seats:
Domestic	5,177	4,655	522	5,177	4,655	522
Off-shore	3,486	3,259	227	3,486	3,259	227
Total	8,663	7,914	749	8,663	7,914	749

N/M - Percentage change is not meaningful

See attached Notes to Selected Financial and Statistical Information

Notes to Selected Financial and Statistical Information

(1)	We operate on a thirteen week fiscal quarter that ends on the Sunday closest to June 30.

(2)	We define EBITDA as net income (loss) plus the provision (benefit) for income taxes, depreciation and amortization, and interest expense. We define adjusted EBITDA as EBITDA adjusted for restructuring and other charges and asset impairment charges.

EBITDA and adjusted EBITDA are measures used by our lenders, investors and analysts to evaluate our financial performance and our ability to pay interest and repay debt. These measures are also indicative of our ability to fund the capital investments necessary for our continued growth. We use these measures, together with our GAAP financial metrics, to assess our financial performance, allocate resources, measure our performance against debt covenants, and evaluate our overall progress towards meeting our long-term financial objectives.

EBITDA and adjusted EBITDA are not intended to be considered in isolation or as a substitute for net income (loss) or cash flow from operations data presented in accordance with GAAP or as a measure of liquidity. The items excluded from EBITDA and adjusted EBITDA are significant components of our financial statements and must be considered in performing a comprehensive assessment of our overall financial results.

EBITDA and adjusted EBITDA can be reconciled to net income (loss), which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows:

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008

Net income (loss)	$7,736	$(63)	$18,355	$(4,091)
Interest (income) expense, net	(47)	2,673	42	3,595
Income tax provision	135	-	286	-
Depreciation and amortization	2,953	2,951	5,782	6,422
EBITDA	$10,777	$5,561	$24,465	$5,926
Restructuring and other charges	7	437	(49)	2,778
Asset impairment charges	-	-	-	-
Adjusted EBITDA	$10,784	$5,998	$24,416	$8,704

CONTACT:
Company:
APAC Customer Services, Inc.
Andrew B. Szafran, 847-374-1949
Senior Vice President and Chief Financial Officer
ABSzafran@APACMail.com
or
Investor Relations:
Lippert/Heilshorn & Associates
Harriet Fried / Jody Burfening, 212-838-3777
HFried@lhai.com